Exhibit 4.1

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S OFFERING CIRCULAR DATED        , 2017 (THE “OFFERING CIRCULAR”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF

THE OFFERING CIRCULAR ARE AVAILABLE UPON REQUEST FROM THE COMPANY.

VISKASE COMPANIES, INC.

Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of Viskase Companies, Inc.

Subscription Price:  $3.00 per Share

THE RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,

ON         , 2017, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase 0.45632095 shares of Common Stock, with a par value of $0.01 per share, of Viskase Companies, Inc., a Delaware corporation, at a subscription price of $3.00 per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Offering Circular and the “Instructions as to Use of Viskase Companies, Inc. Rights Certificates” accompanying this Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Rights (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Offering Circular (the “Over-Subscription Privilege”). The Rights represented by this Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions as to Use of Viskase Companies, Inc. Rights Certificates” accompanying this Rights Certificate.

This Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Viskase Companies, Inc. and the signatures of its duly authorized officers.

Dated:

Chairman of the Board, President	General Counsel, Executive Vice President,
and Chief Executive Officer	Chief Administrative Officer and Secretary

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

Delivery other than in the manner or to the applicable address listed below will not constitute valid delivery.

If delivering by mail:	If delivering by hand, express mail, courier or other expedited service:
American Stock Transfer & Trust Company, LLC	American Stock Transfer & Trust Company, LLC
Operations Center	Operations Center
P.O. Box 2042	Attn: Reorganization Department
New York, New York 10272-2042	6201 15th Avenue
Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below.  To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 3 below.  To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for		shares x $ 3.00	=	$
	(no. of new shares)	(subscription price)			(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares pursuant to your Over-Subscription Privilege:

I apply for		shares x $ 3.00	=	$
	(no. of new shares)	(subscription price)			(amount enclosed)

(c) Total Amount of Payment Enclosed	=	$

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft payable to “American Stock Transfer & Trust Company, LLC, as Subscription Agent.”

☐

Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Viskase Companies, Inc., with reference to the rights holder’s name.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights to be delivered to an address different from that shown on the face of this Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Offering Circular for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Offering Circular. By signing below, the undersigned confirms that either (a) the undersigned is an accredited investor (as defined in Rule 501 under the Securities Act of 1933) or (b) the aggregate purchase price for the shares that the undersigned has subscribed for does not exceed the greater of 10% of (i) the undersigned’s annual income or net worth (determined as provided in Rule 501 under the Securities Act of 1933), if the undersigned is a natural person, or (ii) revenue or net assets for the undersigned’s most recently completed fiscal year, if the undersigned is not a natural person.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed Form 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF VISKASE COMPANIES, INC. RIGHTS CERTIFICATES, CONSULT THE COMPANY, AT (630) 874-0700.